INSTITUTIONAL LIQUIDITY TRUST

                             650 Third Ave., 2nd Fl.
                               NEW YORK, NY 10158
                                  212.476.8817






                                TRUST INSTRUMENT



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                                Table of Contents

ARTICLE I  DEFINITIONS........................................................1
ARTICLE II  THE TRUSTEES......................................................2
   Section 1.    MANAGEMENT OF THE TRUST......................................2
   Section 2.    INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES............2
   Section 3.    TERM OF OFFICE OF TRUSTEES...................................2
   Section 4.    VACANCIES; APPOINTMENT OF TRUSTEES...........................3
   Section 5.    TEMPORARY VACANCY OR ABSENCE.................................3
   Section 6.    CHAIRMAN.....................................................3
   Section 7.    ACTION BY THE TRUSTEES.......................................3
   Section 8.    OWNERSHIP OF TRUST PROPERTY..................................4
   Section 9.    EFFECT OF TRUSTEES NOT SERVING...............................4
   Section 10.   TRUSTEES AND OTHERS AS HOLDERS...............................4
ARTICLE III  POWERS OF THE TRUSTEES...........................................4
   Section 1.    POWERS.......................................................4
   Section 2.    CERTAIN TRANSACTIONS.........................................7
ARTICLE IV  SERIES; SHARES....................................................7
   Section 1.    ESTABLISHMENT OF SERIES......................................7
   Section 2.    SHARES.......................................................7
   Section 3.    INVESTMENTS IN THE TRUST.....................................8
   Section 4.    ASSETS AND LIABILITIES OF SERIES.............................8
   Section 5.    OWNERSHIP OF SHARES; NON-TRANSFERABILITY OF SHARES...........9
   Section 6.    STATUS OF SHARES; LIMITATION OF HOLDER LIABILITY.............9
ARTICLE V  DISTRIBUTIONS AND REDEMPTIONS......................................9
   Section 1.    DISTRIBUTIONS................................................9
   Section 2.    REDEMPTIONS..................................................9
   Section 3.    DETERMINATION OF NET ASSET VALUE............................10
   Section 4.    SUSPENSION OF RIGHT OF REDEMPTION...........................10
ARTICLE VI  HOLDERS' VOTING POWERS AND MEETINGS..............................10
   Section 1.    VOTING POWERS...............................................10
   Section 2.    MEETINGS OF HOLDERS.........................................11
   Section 3.    QUORUM; REQUIRED VOTE.......................................11
ARTICLE VII  CONTRACTS WITH SERVICE PROVIDERS................................12
   Section 1.    INVESTMENT ADVISER..........................................12
   Section 2.    TRANSFER AGENCY, ADMINISTRATION AND MANAGEMENT
                 AGREEMENTS..................................................12
   Section 3.    CUSTODIAN...................................................12
   Section 4.    PARTIES TO CONTRACTS WITH SERVICE PROVIDERS.................12
ARTICLE VIII EXPENSES OF THE TRUST AND SERIES................................13
ARTICLE IX   HOLDERS' ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS,  TAX MATTERS
             PARTNER AND TAX RETURNS AND ELECTIONS...........................13
ARTICLE X LIMITATION OF LIABILITY AND INDEMNIFICATION........................15
   Section 1.    LIMITATION OF LIABILITY.....................................15

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   Section 2.    INDEMNIFICATION.............................................16
   Section 3.    INDEMNIFICATION OF HOLDERS..................................17
ARTICLE XII  MISCELLANEOUS...................................................17
   Section 1.    TRUST NOT A PARTNERSHIP, EXCEPT FOR TAX PURPOSES............17
   Section 2.    TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY............18
   Section 3.    RECORD DATES................................................18
   Section 4.    TERMINATION OF THE TRUST....................................18
   Section 5.    REORGANIZATION..............................................19
   Section 6.    TRUST INSTRUMENT............................................19
   Section 7.    APPLICABLE LAW..............................................20
   Section 8.    AMENDMENTS..................................................20
   Section 9.    FISCAL YEAR.................................................20
   Section 10.   SEVERABILITY................................................21
   Section 11.   INTERPRETATION..............................................21
SCHEDULE A       SERIES OF THE TRUST.........................................A-1

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                          INSTITUTIONAL LIQUIDITY TRUST

                                TRUST INSTRUMENT

     This TRUST INSTRUMENT is made as of October 1, 2004, by the Trustees to establish a statutory trust to serve as a master trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is "Institutional Liquidity Trust."

                                    ARTICLE I

                                   DEFINITIONS

     Unless otherwise provided or required by the context:

     (a) "Assets belonging to" a Series has the meaning set forth in Article IV,
Section 4;

     (b) "Book Capital Account," "Tax Account," "Revaluation Account" and "Accounts" have the respective meanings set forth in Article IX, Section 1.

     (c) "By-laws" means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Commission," and "Interested Person" have the respective meanings provided in the 1940 Act;

     (f) "Covered Person" means a person so defined in Article X, Section 2;

     (g) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts," as amended from time to time;

     (h) "Holder" of the Trust or a Series means a record owner of a Share of the Trust or such Series, respectively;

     (i) "Liabilities" means liabilities, debts, obligations, expenses, costs, charges and reserves;

     (j) "Majority Holder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust or a Series, as applicable;

     (k) "Net Asset Value" means, with respect to each Series at any time, the value of the Assets belonging to that Series less the Liabilities chargeable to

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that Series  pursuant to Article IV,  Section 4, all  determined  as provided in
Article V, Section 3;

     (l) "Policies" has the meaning set forth in Article IX, Section 2;

     (m) "Redemption Price" has the meaning set forth in Article V, Section 2;

     (n) "Series" means a series established pursuant to Article IV;

     (o) "Shares" means a beneficial interest in the Trust or a Series, as applicable, the ownership of which is shown in the books of the Trust or its transfer agent;

     (p) "Trust" means "Institutional Liquidity Trust," the trust established hereby;

     (q) "Trust Property" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

     (r) "Trustees" means the persons who have signed this Trust Instrument, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

     (s) "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

                                   ARTICLE II

                                  THE TRUSTEES

     Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

     Section 2. INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustees shall be the persons initially signing this Trust Instrument. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least two Trustees. The Holders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.

     Section 3. TERM OF OFFICE OF TRUSTEES. Each Trustee shall hold office for life or until his successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause, at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who requests

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to be retired,  or who has become  physically  or mentally  incapacitated  or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement and
(d) any Trustee may be removed at any meeting of the Holders by a vote of Holders whose combined Book Capital Account balances equal at least two-thirds of the aggregate Book Capital Account balances of all Holders entitled to vote.

     Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act.

     Section 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six months at any one time to any other Trustee or Trustees:

     Section 6. CHAIRMAN. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees and may, without limitation, be the chief executive, financial and/or accounting officer of the Trust.

     Section 7. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by

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majority  vote may  delegate  to any Trustee or  Trustees  authority  to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

     Section 8. OWNERSHIP OF TRUST PROPERTY. The Trust Property shall be held separate and apart from any assets now or hereafter held by the Trustees or any successor Trustees in any capacity other than as Trustee hereunder. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust or in the name of any person (including a custodian appointed pursuant to Article VII, Section 4) as nominee. No Holder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Holder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series.

     Section 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     Section 10. TRUSTEES AND OTHERS AS HOLDERS. Subject to any restrictions in the By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of a Share to the same extent as any other Holder; the Trustees may issue and sell a Share to and buy part or all of a Share from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

                                   ARTICLE III

                             POWERS OF THE TRUSTEES

     Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Holders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

     (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations and securities of any kind, and without regard to whether they may mature before the possible termination of the Trust; and without limitation to invest all or any part of its cash and


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other property in securities  issued by an investment  company  registered under the 1940 Act or series thereof, subject to the provisions of the 1940 Act;

     (b) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

     (c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them;

     (d) To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

     (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such;

     (f) To retain one or more transfer agents and Holder servicing agents, or both;

     (g) To provide for the distribution of Shares by the Trust itself or pursuant to a distribution plan of any kind;

     (h) To set record dates in the manner provided for herein or in the By-laws;

     (i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser or custodian or underwriter;

     (j) To sell or exchange  any or all of the assets of the Trust,  subject to
Article XI, Section 4;

     (k) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver powers of attorney delegating such power to other persons;

     (1) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (m) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or
(ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business or statutory trusts or investment companies;

     (n) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, all in accordance with the provisions of Article IV;


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     (o) To the full extent  permitted by Section  3804 of the Delaware  Act, to allocate assets and Liabilities of the Trust to a particular Series, or to apportion the same between or among two or more Series, provided that any Liabilities incurred by a particular Series shall be payable solely out of the Assets belonging to that Series, as provided for in Article IV, Section 4;

     (p) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

     (q) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (r) To make distributions of income and of capital gains to Holders in the manner hereinafter provided for;

     (s) To borrow money;

     (t) To establish, from time to time, a minimum total investment for Holders and to require the redemption of all or part of the Share of any Holder whose investment is less than such minimum upon giving notice to such Holder;

     (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

     (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and

     (w) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

     The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the


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Trustees  or  upon  their  order.  In  construing  this  Trust  Instrument,  the presumption shall be in favor of a grant of power to the Trustees.

     Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, distribution disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV

                                 SERIES; SHARES

     Section 1. ESTABLISHMENT OF SERIES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(n), and this Article IV. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The beneficial interest in each Series shall be divided into Shares, with each Share representing a proportionate beneficial interest therein that may be expressed as a percentage determined, at such times and on such basis as the Trustees from time to time determine, by dividing the Book Capital Account balance of the Holder of such Share by the aggregate Book Capital Account balances of all Holders of such Series. The Trustees may designate the rights and preferences of the Shares of each Series relative to the Shares of any other Series. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares. Each Holder of a Series shall be entitled to receive its pro rata share of all distributions made with respect to such Series. Upon redemption of a Share of a Series, the redeeming Holder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series in their sole discretion.

     Section 2. SHARES. The beneficial interest in each Series shall be divided into Shares. The number of Shares of each Series shall be unlimited. All Shares issued hereunder shall be fully paid and nonassessable. Holders shall have no preemptive or other right to subscribe to any additional Shares or other securities  issued  by the  Trust.  The  Trustees  shall  have  full  power  and authority, in their sole discretion and without obtaining Holder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to establish and to change in any manner Shares of any Series with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Shares in a manner materially adverse to the Holders thereof),
(3) to abolish any one or more Series, (4) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (5) to take such other action with respect to the Shares as the Trustees may deem desirable.

     Section 3. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3. An investment in a Series by a new Holder, or increase in an existing Holder's investment in a Series, shall be reflected by an increase in its Book Capital Account balance. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

     Section 4. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively "Assets belonging to" that Series), shall be held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the Holders of that Series. The Assets belonging to a Series shall be charged with all Liabilities of and/or attributable to that Series. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series shall be allocated and charged by the Trustees between or among any one or more Series in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees' sole discretion, be set forth in the Trust's certificate of trust (whether originally or by amendment) as filed or to be filed in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Holder or former Holder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

     Section 5. OWNERSHIP OF SHARES; NON-TRANSFERABILITY OF SHARES. The Trust shall maintain a register containing the names and addresses of the Holders of each Series and the proportionate interest in each Series represented by each Holder's Share thereof. The register shall be conclusive as to the identity of Holders of record and their respective percentage interests in any Series. The Shares shall be non-transferable, and any purported transfer of a Share shall be void and of no effect. The Trustees, officers, employees and agents of the Trust shall not be entitled or required to recognize any legal, equitable or other claim or interest in the Trust or any Series on the part of any purported transferee, whether or not any of them has express or other notice of such claim or interest. In addition, the Shares have not been, and will not be, registered under federal or state securities laws.

     Section 6. STATUS OF SHARES; LIMITATION OF HOLDER LIABILITY. Shares shall be deemed to be personal property giving Holders only the rights provided in this Trust Instrument. Every Holder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Holder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Holder personally or to demand payment from any Holder for anything, other than as agreed by the Holder. Holders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to such Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Holder or Trustee.

                                    ARTICLE V

                          DISTRIBUTIONS AND REDEMPTIONS

     Section 1. DISTRIBUTIONS. The Trustees may make distributions, including distributions from the Assets belonging to a particular Series. The amount and payment of distributions and their form, whether they are in cash or other Trust Property, shall be determined by the Trustees. Distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All distributions on Shares of a particular Series shall be distributed in accordance with the applicable provisions of the Policies.

     Section 2. REDEMPTIONS. Each Holder of a Series shall have the right, at such times as may be permitted by the Trustees, subject to applicable law (including the 1940 Act) and the applicable provisions of the Policies, to require the Series to redeem all or any part of its Share thereof at a redemption price equal to the Net Asset Value of such Series multiplied by a fraction, the numerator of which is such Holder's Book Capital Account balance (or, in the case of a redemption of part of the Holder's Share, a proportionate part of such balance) and the denominator of which is the aggregate Book Capital Account balances of all Holders of such Series, all determined as of the effective time of the redemption ("Redemption Price"). Unless the Trustees resolve otherwise, a redemption shall be effective as of the daily close of business next following receipt by the Series of a request for redemption in proper form less charges determined by the Trustees and described in the Trust's

Registration Statement for that Series under the 1940 Act, adjusted if necessary, to comply with the Policies. The Redemption Price paid to a Holder shall be reflected by a decrease in such Holder's Book Capital Account balance. The Trustees may specify conditions, prices and places of redemption and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the Redemption Price may be wholly or partly in securities or other assets at their value used in such determination of Net Asset Value or may be in cash. The Trustees may require Holders to redeem their Shares for any reason under terms set by the Trustees, including the failure of a Holder to supply a taxpayer identification number if required to do so, to have the minimum investment required or to pay when due for the purchase of a Share issued to it. To the extent permitted by law, the Trustees may retain all or part of a Redemption Price they determine is required for payment of amounts due and owing by a Holder to the Trust or any Series. Notwithstanding the foregoing, the Trustees may postpone payment of Redemption Prices and may suspend the right of the Holders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     Section 3. DETERMINATION OF NET ASSET VALUE. The Trustees shall cause the Net Asset Value of each Series to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value shall be determined separately for each Series at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for unrestricted trading.

         Section 4. SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in
Section 2 of this Article, the Trustees suspend the right of Holders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Holders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Holder may either withdraw its request for redemption or receive payment based on the Redemption Price next determined after the suspension terminates.

                                   ARTICLE VI

                       HOLDERS' VOTING POWERS AND MEETINGS

         Section 1. VOTING POWERS. The Holders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article, (b) the removal of Trustees as provided in Article II, Section 3(d),
(c) any investment advisory or management contract as provided in Article VII,
Section 1, (d) any termination of the Trust as provided in Article XI, Section 4, (e) the amendment of this Trust Instrument to the extent and as provided in
Article XI, Section 8, and (f) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument or the By-laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable. Each Holder of the Trust or a Series, as applicable, shall have a vote equal to the percentage that such Holder's Book

Capital Account balance is of the aggregate Book Capital Account balances of all such Holders entitled to vote.

     On any matter submitted to a vote of the Holders, all Shares shall be voted by individual Series, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series, and (b) when the Trustees have determined that the matter affects the interests of more than one Series, then the Holders of all such Series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given by any electronic or telecommunications device or in any other manner, either in all cases or in certain cases described in the Bylaws or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Holders and may take any action required or permitted to be taken by Holders by law, this Trust Instrument or the By-laws.

     Section 2. MEETINGS OF HOLDERS. The first Holders' meeting shall be held to elect Trustees at such time and place as the Trustees designate. Special meetings of the Holders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Holders whose combined Book Capital Account balances equal at least ten percent of the aggregate Book Capital Account balances of all such Series's Holders entitled to vote. Holders shall be entitled to at least fifteen days' notice of any meeting, given as determined by the Trustees.

     Section 3. QUORUM; REQUIRED VOTE. Holders whose combined Book Capital Account balances equal at least one-third of the aggregate Book Capital Account balances of all Holders entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Holders' meeting. Where any provision of law or of this Trust Instrument or the Bylaws permits or requires that Holders of any Series shall vote as a Series, then Holders of that Series whose combined Book Capital Account balances equal at least one-third of the aggregate Book Capital Account balances of all Holders of that Series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series, except as may otherwise be required by the 1940 Act, other applicable law, this Trust Instrument or the Bylaws. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Holders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument or the By-laws, a majority of the votes cast in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such votes cast shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series, then a majority of the votes of the Holders of that Series (in the case of a Holder of more than one Series, with respect only to its Book Capital Account balance attributable to the part of its Share represented by that Series) voted in person or by proxy voted on the matter shall decide that matter insofar as that Series is concerned. Holders may act as to the Trust or any Series by the written consent of a majority (or such greater amount as may be required by applicable law) of the Shares of the Trust or of such Series, as the case may be.

                                   ARTICLE VII

                        CONTRACTS WITH SERVICE PROVIDERS

     Section 1. INVESTMENT ADVISER. Subject to a Majority Holder Vote when required by law, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers.

     Section 2. TRANSFER AGENCY, ADMINISTRATION AND MANAGEMENT AGREEMENTS. The Trustees, on behalf of the Trust or any Series, may enter into transfer agency agreements, shareholder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

     Section 3. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers and
(d) to employ one or more sub-custodians.

     Section 4. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Holder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws. Any contract referred to in Sections 1 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or its renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act and the rules and orders thereunder.

                                  ARTICLE VIII

                        EXPENSES OF THE TRUST AND SERIES

     Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the Assets belonging to the particular Series, for their expenses and disbursements, including the following: interest charges, taxes, brokerage fees and commissions; expenses of issuing, repurchasing and redeeming Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, distribution credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and the Series and maintaining its and their existence; costs of preparing and printing Holder reports and delivering them to Holders; expenses of meetings of Holders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustees' meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the Assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the Assets belonging to each such Series, prior to any rights or interests of the Holders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

                                   ARTICLE IX

               HOLDERS' ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS,
                TAX MATTERS PARTNER AND TAX RETURNS AND ELECTIONS

     Section 1. ESTABLISHMENT AND MAINTENANCE OF ACCOUNTS.

     (a) The investment  adviser the Trust engages from time to time pursuant to
Article VII shall have the authority, in accordance with its investment advisory contract with the Trust pursuant to such article, to establish, or to direct the firm then providing accounting services to the Trust ("Accounting Services Provider") to establish, on the Trust's books for each Holder, with respect to each Series, a book capital account for Trust accounting purposes ("Book Capital Account"), a capital account for income tax accounting purposes ("Tax Account") and an account for purposes of allocating certain of a Series's unrealized gains and losses (and recognized gains and losses allocated to the Holder's Tax Account) ("Revaluation Account") (collectively, "Accounts"). Except as otherwise provided herein, such accounts shall be maintained in accordance with Treasury regulation section ("Treas. Reg. ss.") 1.704-1(b)(2)(iv).

     (b) The Book Capital Account balance of each Holder with respect to a particular Series shall be determined on such days and at such time or times as the Board of Trustees may determine. A Holder may not transfer, sell or exchange its Book Capital Account balance.

     Section 2. POLICIES REGARDING ACCOUNTS AND ALLOCATIONS AND DISTRIBUTIONS TO HOLDERS. The Trustees shall, in compliance with the Code, the 1940 Act (if applicable) and generally accepted accounting principles, adopt for each Series written "Capital Account Establishment and Maintenance Policies" ("Policies"). The Policies shall set forth, among other things, the method of determining (a) the Account balances of each Holder, (b) the allocation of unrealized gains and losses, taxable income and tax loss and profit and loss, or any item or items thereof, to each Holder, and (c) the payment of distributions to Holders. The Trustees may, in their absolute discretion, amend the Policies from time to time and, notwithstanding any of the foregoing provisions of this Article IX prescribe other bases and times for determining each Series's net income, each Holder's Account balances or the allocations or payments of distributions to the Holders it may deem necessary or desirable to enable a Series to comply with the Code or any regulatory provision or order to which it may be subject.

     Section 3. ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTY. In accordance with Code section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any property contributed to a Series's capital shall, solely for tax purposes, be allocated among the Holders' Accounts so as to take account of any variation between the Series's adjusted basis in such property for federal income tax purposes and its fair market value at the time of contribution (determined in the same manner as Net Asset Value is determined pursuant to Article V, Section 3, reduced, in the investment adviser's sole and absolute discretion, by an amount the investment adviser estimates to equal any transaction costs the Trust will incur as a result of investing such property, or as otherwise provided in the Policies); accordingly, the amount of gain or loss (whether constituting ordinary income or loss or capital gain or loss) realized on the disposition of any "section 704(c) property" (as defined in Treas. Reg. ss. 1.704-3(a)(3)(i)), to the extent same is recognized for federal income tax purposes, shall be allocated to the contributing Member's Accounts to the extent of "built-in gain or loss" (as defined in Treas. Reg. ss. 1.704-3(a)(3)(ii)) and, to the extent necessary, the Members shall receive reasonable curative or remedial allocations permitted by Treas. Reg. ss.ss. 1.704-3(c) and (d). To the extent permitted by Treas. Reg. ss.
1.704-1(b)(2)(iv)(f), a Series may, in connection with a contribution or distribution of money or other property (other than a de minimis amount) or in other circumstances described in such section, make adjustments to the Holders' Accounts to reflect a revaluation of the Series's property on the Trust's books; provided that (a) such adjustments shall be made in accordance with Treas. Reg. ss. 1.704-1(b)(2)(iv)(g) to take into account allocations of income, gain, loss and deduction with respect to such property and (ii) the Holders' distributive shares of gain or loss, as computed for tax purposes, with respect to such revalued property shall be determined so as to take account of the variation between the adjusted tax basis in and book value of such property in the same manner as under Code section 704(c).

     Section 4. WITHHOLDING. The Trustees shall be entitled to, and solely at the direction of the investment adviser and not otherwise shall, withhold from any distribution or other payment to a Holder any amount that the investment adviser reasonably determines to be necessary to satisfy any federal, state, local or foreign tax liability of such Holder (or of the Series in which it holds a Share) arising as a result of such distribution or payment or such Holder's interest in such Series.

     Section 5. TAX MATTERS PARTNER. The Trustees are authorized to annually designate for each Series, from among its Holders, a "tax matters partner" under section 6231(a)(7) of the Code ("Tax Matters Holder"). A Series's Tax Matters Holder shall have all the powers and responsibilities of a tax matters partner set forth in the Code and the regulations thereunder, provided that it (a) shall promptly furnish the Internal Revenue Service with information sufficient to cause each Holder in that Series to be treated as a "notice partner" as defined in section 6231(a)(8) of the Code and (b) shall not file or settle any action or suit or extend any statute of limitations relating to Series tax matters without first notifying all Holders in that Series. Reasonable expenses incurred by the Tax Matters Holder, in its capacity as such, will be treated as Series expenses. Any Holder in a Series shall have the right to participate in any administrative proceedings relating to the determination of partnership tax items at that Series level.

     Section 6. TAX RETURNS AND ELECTIONS. The Trustees are authorized to, and shall, designate from time to time any person to sign and file on behalf of each Series tax returns the Trustees determine are required to be filed thereby and elections for tax purposes (including an election under section 754 of the Code) they determine, in their sole and absolute discretion, would be in the best interests of such Series and its Holders. The Trustees may cause any expenses incurred in connection with implementing any election under section 754 (including additional accounting and/or auditing expenses resulting from the effect of making such an election) to be borne by any Holder desiring such election.

                                    ARTICLE X

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 2. INDEMNIFICATION.

     (a) Subject to the exceptions and limitations contained in subsection (b) below:

          (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof, provided, however, that the transfer agent of the Trust or any Series shall not be considered an agent for these purposes unless expressly deemed to be such by the Trust's Board of Trustees in a resolution referring to this Article.

          (ii) as used herein, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

          (ii) in the  event  of  a   settlement,   unless   there  has  been  a
     determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section. (e) Any repeal or modification of this
Article X by the Holders, or adoption or modification of any other provision of this Trust Instrument or the By-laws inconsistent with this Article, shall be prospective only, to the extent that such, repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     Section 3. INDEMNIFICATION OF HOLDERS. If any Holder or former Holder of any Series is held personally liable solely by reason of its being or having been a Holder and not because of its acts or omissions or for some other reason, the Holder or former Holder (or its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Holder or former Holder, assume the defense of any claim made against him for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 1. TRUST NOT A PARTNERSHIP, EXCEPT FOR TAX PURPOSES.

     (a) This Trust Instrument creates a trust and not a partnership, and no Trustee shall have any power to bind personally either the Trust's officers or any Holder. It is intended that the Trust (or each Series if there is more than one Series) be classified as an association (and thus a corporation) for federal tax purposes, and the Trustees shall do all things they, in their sole discretion, determine are necessary to achieve that objective, including affirmatively electing such classification on Internal Revenue Form 8832. Each Trustee is hereby authorized to sign such form on behalf of the Trust or any Series, and the Trustee may delegate such authority to any executive officer(s) of the Trust's or any Series's investment manager. The Trustees, in their sole discretion and without the vote or consent of the Holders, may amend this Trust Instrument to ensure that this objective is achieved.

     (b) Notwithstanding paragraph (a), it is intended that the Trust (or each Series if there is more than one Series) be classified for federal tax purposes as a partnership that is not a "publicly traded partnership" (or a "publicly traded partnership" that is treated as a corporation), and the Trustees shall do all things they, in their sole discretion, determine are necessary to achieve such objective. The Trustees, in their sole discretion and without the Holders' vote or consent, may amend this Trust Instrument to ensure that such objective is achieved.

     Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 3. RECORD DATES. The Trustees may fix in advance a date up to 90 days before the date of any Holders' meeting, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Holders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

     Section 4. TERMINATION OF THE TRUST.

     (a) The Trust shall have perpetual existence. Subject to a Majority Holder Vote of the Trust or of each Series to be affected, the Trustees may --

          (i) sell and convey all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or another entity, or series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof or

          (ii)at any time sell and convert into money all or substantially all of the assets of the Trust or Assets belonging to any affected Series.

Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) among the Holders of the Trust or any affected Series in accordance with their positive Book Capital Account balances.

     (b) The Trustees may take any of the actions  specified in  subsection  (a)
(i) and (ii) above without obtaining a Majority Holder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Holders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

     (c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     Section 5. REORGANIZATION.

     (a) Notwithstanding anything else herein but subject to applicable federal and state law, the Trustees may, without any Holder vote or approval, (a) cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets ("series") of any of the foregoing (each, an "Entity"), if the surviving or resulting Entity is the Trust or another open-end management investment company, within the meaning of the 1940 Act, that will succeed to or assume the Trust's registration under the 1940 Act, (b) cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under section 368(a)(1)(F) of the Code, or a successor provision, (c) cause the Trust to incorporate under the laws of Delaware or any other jurisdiction, and/or (d) cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity; provided that the Trustees shall provide written notice to affected Holders of any transaction whereby the Trust sells, conveys or transfers all or part of the Trust Property or of the Assets belonging to any Series to another Entity or the Trust or any Series merges or consolidates with or into, or is reorganized as, another Entity. The transactions described in this Section 5 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.

     (b) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 6. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust.

     The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 8. AMENDMENTS. The Trustees may, without any Holder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Holders shall have the right to vote on any amendment (a) that would affect the voting rights of Holders granted in Article VI, Section 1, (b) to this Section 8, (c) required to be approved by Holders by law or by the Trust's registration statement(s) filed with the Commission and (d) submitted to them by the Trustees in their sole discretion. Any amendment submitted to Holders that the Trustees determine would affect the Holders of any Series shall be authorized by vote of the Holders of such Series, and no vote shall be required of Holders of Series not affected. Notwithstanding anything else herein, any amendment to Article X that would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees and agents of the Trust or to Holders or former Holders, and any repeal or amendment of` this sentence, shall each require the affirmative vote of two-thirds of the Holders of the Trust entitled to vote thereon.

     Section 9. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws. The Trustees may change the fiscal year of the Trust without Holder approval.

     Section 10. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

     Section 11. INTERPRETATION. As used herein, the masculine and neuter genders include all genders, and the singular includes the plural and vice versa.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Trust Instrument as of the date first above written.

                                   /s/ Claudia A. Brandon
                                   ---------------------------------------------
                                   Claudia A. Brandon, as Trustee
                                   and not individually

                                   /s/ Robert Conti
                                   ---------------------------------------------
                                   Robert Conti, as Trustee
                                   and not individually

                                   /s/ Peter Sundman
                                   ---------------------------------------------
                                   Peter Sundman, as Trustee
                                   and not individually
                 Address of each:  605 Third Avenue
                                   New York, New York 10058

                                   SCHEDULE A

                               SERIES OF THE TRUST





                        Institutional Liquidity Portfolio


                                 Prime Portfolio


                             U.S. Treasury Portfolio


                                      A-1